Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	January 24, 2022
Contact:	Paul W. Nester
President and CEO
Telephone:	540-777-3837

RGC RESOURCES HOLDS

ANNUAL SHAREHOLDERS MEETING

ROANOKE, Va. (January 24, 2022)--RGC Resources, Inc. (NASDAQ: RGCO) announced the election of Directors at its shareholders meeting held on January 24, 2022.  Shareholders elected Abney S. Boxley, III, Elizabeth A. McClanahan, and John B. Williamson, III for three-year terms. Shareholders also ratified the appointment of Brown, Edwards & Company, L.L.P. as auditors for fiscal 2022.

At a meeting of the Board of Directors, following the annual shareholders meeting, John B. Williamson, III was elected Chairman of the Board and Paul W. Nester was elected President and CEO of RGC Resources, Inc.  The following RGC Resources senior officers were also elected:   Jason A. Field, Vice President, CFO and Treasurer, Lawrence T. Oliver, Vice President and Secretary, and Robert L. Wells, II, Vice President, Chief Information Officer and Assistant Secretary/Assistant Treasurer. In addition, Roanoke Gas Company, the largest subsidiary of RGC Resources, elected the following senior officers:  Paul W. Nester, President and CEO, Jason A. Field, Vice President, CFO and Treasurer, Lawrence T. Oliver, Vice President, Regulatory Affairs and Strategy and Secretary, Carl J. Shockley, Jr., Vice President and Chief Operating Officer, and Robert L. Wells, II, Vice President, Customer Service, Assistant Secretary/Assistant Treasurer.

RGC Resources, Inc. provides energy and related products and services to approximately 62,600 customers in Virginia through its operating subsidiaries including Roanoke Gas Company and RGC Midstream, LLC.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  Past performance is not necessarily a predictor of future results.